                             SECURED PROMISSORY NOTE


$5,000,000.00                                                   January 17, 1995
                                                           San Diego, California


     UNIFET, Incorporated, a California corporation ("Obligor") for value received, hereby promises to pay to PPG Industries, Inc., a Pennsylvania corporation, ("Payee") or its registered assignee, at the address set forth below or at such other place as Payee designates in writing the sum of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00), together with any and all accrued but unpaid interest thereon as of such date, with such interest accruing at the Prime Rate of interest as publicly announced from time to time by Bank of America or its successors in interest plus two percent (2%) per annum, computed on a basis of a 365-day year and actual days elapsed.

     All principal outstanding and accrued and unpaid interest will be due and payable on December 31, 1996. This Note may be prepaid at any time, in whole or in part, without premium or penalty and without prior notice to, or consent of,
Payee.   Any payments with respect to this Note will be credited first to the payment of accrued but unpaid interest and then to the repayment of principal. The rate of interest payable under this Note will in no event exceed the maximum rate permitted by law. Principal and interest will be payable in lawful money of the United States of America. Upon any payment in full of all principal and interest payable under this Note, this Note will be surrendered to Obligor for cancellation.

     The indebtedness evidenced by this Note is secured by, and this Note is the "Note" referred to in, that certain Security Agreement, dated as of the date of this Note and between the Obligor and the Payee.

     By acceptance of this Note, Payee represents and acknowledges to Obligor that by reason of its business and financial experience it has the capacity to protect its own interests in this transaction and is accepting this Note for its own account and not with a view to distribution.

     If any of the following events (hereafter called "Events of Default") shall occur:

          (a) If Obligor shall default in the payment of any principal or interest due under this Note when the same shall become due and payable; or

          (b) If Obligor shall make a general assignment for the benefit of creditors; or

          (c) If Obligor shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against Obligor in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Obligor of all or any substantial part of the properties of Obligor; or

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          (d)  If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against Obligor seeking reorganization, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Obligor, of any trustee, receiver or liquidator of Obligor or of all or any substantial part of the properties of Obligor, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated;

then, and in each and every such case, Payee may by notice in writing to Obligor declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Obligor and only in compliance with applicable Federal and State securities laws. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note. The provisions hereof will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

     Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right under this Note will operate as a waiver of such right under this Note.

     If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor will pay, in addition to the principal and interest payable on this Note, reasonable attorneys' fees and costs incurred by Payee.

     Any notice or other communication (except payment) required or permitted under this Note will be in writing and will be deemed to have been given upon delivery if personally delivered or three days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Payee:        PPG Industries, Inc.
                         c/o Treasurer
                         One PPG Place
                         Pittsburgh, PA  15272

     If to Obligor:      UNIFET, Incorporated
                         11021 Via Frontera, Suite 200
                         San Diego, CA 92127


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     Any payment will be deemed made upon receipt by Payee.  Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

     This Note is being delivered in and will be construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Obligor has caused this Promissory Note to be duly executed and delivered on and as of the date first written above.

                                   UNIFET, INCORPORATED



                                   By:    /s/ W. JERRY MEZGER
                                        -----------------------------------
                                         W. Jerry Mezger, President



ACKNOWLEDGED AND AGREED TO:

PPG INDUSTRIES, INC.



By:
    ------------------------------
                    , Treasurer
    ----------------


                                      I-1-3

            FIRST AMENDMENT TO $5,000,000.00 SECURED PROMISSORY NOTE



     THIS FIRST AMENDMENT TO SECURED PROMISSORY NOTE ("AMENDMENT") is entered into as of June 14, 1995, by and between UNIFET INCORPORATED, a California corporation ("OBLIGOR") and PPG INDUSTRIES, INC., a Pennsylvania corporation ("PAYEE").


                                  R E C I T A L S

     A. Obligor has previously executed and delivered to Payee that certain Secured Promissory Note, dated as of January 17, 1995, in the original principal amount of $5,000,000.00 (the "ORIGINAL $5,000,000.00 NOTE" or the "ORIGINAL NOTE").

     B. Obligor and Payee desire to amend the Original $5,000,000.00 Note in the manner set forth in this Amendment.

     NOW, THEREFORE, with reference to the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The first sentence of the second Paragraph of the Original Note shall be deleted and restated as follows as if originally set forth therein:

          "ONE MILLION AND NO/100THS DOLLARS ($1,000,000.00) (the 'FIRST PAYMENT') will be due and payable on December 31, 1996. The First Payment shall be applied first to the payment of accrued but unpaid interest on this Note then to the repayment of Principal. The remaining unpaid Principal, plus outstanding and accrued interest thereon (the 'FINAL PAYMENT'), will be due and payable on December 31, 1997."

     2. The Original $5,000,000.00 Note, as modified herein, is hereby ratified and shall remain in full force and effect, and shall remain secured by the Security Agreement dated as of January 17, 1995, by and between the Obligor and Payee.

     IN WITNESS WHEREOF, the parties have executed this Amendment, including Annex 1 hereto, as of the day and year first above written.

                              UNIFET INCORPORATED
                              a California corporation



                                /S/ W. JERRY MEZGER
                              -------------------------
                              By:  W. Jerry Mezger, President


ACKNOWLEDGED AND AGREED TO:

PPG INDUSTRIES, INC.
a Pennsylvania corporation


  /S/ H. K. LINGE
- ---------------------------
By:  H. K. Linge, Secretary

                                     ANNEX 1

                           ACKNOWLEDGEMENT AND CONSENT

     Each of UNIFET Incorporated, a California corporation ("UNIFET") and PPG Industries, Inc., a Pennsylvania corporation ("PPG") (collectively, the "Parties"), is a party to that certain Security Agreement, dated as of January 17, 1995 (the "Security Agreement"), pursuant to which UNIFET has granted to PPG a security interest in the Collateral (as defined in the Security Agreement), to secure its obligations under those certain Secured Promissory Notes, each dated as of January 17, 1995, respectively, in the original principal amounts of $5,000,000 and $1,500,000, respectively (such promissory notes, as respectively amended, modified, renewed or extended from time to time are referred to in the Security Agreement collectively and in the alternative as the "Secured Obligations" or the "Notes").

     Each Party hereby acknowledges that it has reviewed the terms and provisions of the Original $5,000,000.00 Note and this Amendment and consents to the amendment of the Original $5,000,000.00 Note effected pursuant to this Amendment. Each Party hereby confirms that the Security Agreement to which it is a party and bound and all Collateral encumbered thereby will continue to secure to the fullest extent possible the payment and performance of all of the obligations of UNIFET to PPG (the "Obligations"), including, without limitation, the payment and performance of all such Secured Obligations (as defined in the Security Agreement), in respect of the Obligations of UNIFET now or hereafter existing under or in respect of this Amendment, the Notes or the Security Agreement.

     Each Party acknowledges and agrees that the Security Agreement shall continue in full force and effect and that all of its respective obligations thereunder shall be valid and enforceable and shall not be impaired by or limited by the execution or effectiveness of this Amendment.

     UNIFET represents and warrants that all of its representations and warranties contained in the Security Agreement are true, correct and complete in all material respects on the date hereof to the same extent as though made on and as of the date hereof.


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     Each Party acknowledges and agrees that (I) it is not required by the terms of the Notes or the Security Agreement to consent to the amendments to the Original $5,000,000.00 Note effected pursuant to this Amendment and (ii) nothing in the Notes, the Security Agreement or this Amendment shall be deemed to require its consent to any future amendments to the Notes or to the Security Agreement.

                              UNIFET INCORPORATED
                              a California corporation



                                 /S/ W. JERRY MEZGER
                              ----------------------------------------
                              By:  W. Jerry Mezger
                                   President




                              PPG INDUSTRIES, INC.
                              a Pennsylvania corporation



                                  /S/ H.K. LINGE
                              -------------------------------------------
                              By: H. K. Linge, Secretary

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